PACS Group, Inc. Reports Second Quarter 2024 Results
August 12, 2024
Conference Call and Webcast scheduled for today, August 12, 2024, at 5:00 pm ET.

FARMINGTON, Utah—(BUSINESS WIRE)—PACS Group, Inc. (NYSE: PACS) (“PACS” or the “Company”), which together with its subsidiaries is one of the largest post-acute healthcare companies in the United States, announced operating results for the second quarter of 2024.
Highlights:
•GAAP net income (loss) was $38.2 million for the six months ended June 30, 2024 and $(10.9) million for the second quarter of 2024, which was driven down by an increase in stock-based compensation expense of $90.9 million associated with restricted stock units, granted at the time of the Company’s April 2024 initial public offering.
•Consolidated GAAP revenue for the first six months of 2024 was $1.9 billion, an increase of 31% over the first six months of the prior year, driven largely by increased facility count and reimbursement rates, and for the second quarter of 2024 was $981.8 million, an increase of 29% over the second quarter of 2023 and an increase of 5% over the first quarter of 2024.
•Adjusted EBITDA was $188.2 million and $99.7 million for the first six months of 2024 and the second quarter of 2024, respectively. Adjusted EBITDAR was $318.0 million and $165.6 million over the same periods, respectively.
•Increase in guidance for full year 2024 Revenue and Adjusted EBITDA
•Revenue expected to be in the range of $3.85 billion to $3.95 billion
•Adjusted EBITDA expected to be in the range of $370 million to $380 million
Select KPIs:
•Total Facilities occupancy was 91.0% during the second quarter of 2024. Ramping and Mature Facilities occupancy increased by 1.4% and 1.0%, respectively, over the same quarter of the prior year.
•Average Medicare and Medicaid daily rates increased 9.5% and 3.5%, respectively, for the second quarter of 2024, as compared to the same quarter of the prior year.
•In the second quarter of 2024 the Company added 2 operating facilities, including 167 skilled nursing beds, respectively.

“Our facilities across the nation continue to focus on clinical excellence, and we couldn’t be more pleased about the outcomes they are achieving,” said Jason Murray, PACS’s Chief Executive Officer. “Their dedication to their patients and to serving their communities leads to their individual success, and to our collective success as a company. We’re looking forward to keeping that positive momentum through the end of the year and beyond.”
Murray continued, “We had another strong quarter, again highlighted by 165 of our facilities having a 4 or 5 star CMS Quality Measures rating. We believe this is a key driver of our revenue growth in the second quarter of 2024 of 29.1% or $221.2 million as compared to the second quarter of 2023.”
“Our revenue growth was also driven in significant part by our adding 3,947 operational beds to the company over the twelve months ending June 30, 2024, leading to a 24.8% increase in patient days for the second quarter of 2024 compared to the same quarter of the prior year. Additionally, our occupancy remained strong across all facilities — 91.0% in the second quarter of 2024,” said Derick Apt, PACS’s Chief Financial Officer. “We're also proud of our teams for adding 32 facilities and 12 real estate acquisitions during the 12 months ending June 30, 2024. We have added another 28 facilities since the end of the second quarter across four new states, bringing our total operated facilities today to 248 and our properties wholly owned or owned through JV partnerships to 87.”

Business Outlook
Based on information available as of today, PACS is providing the following guidance for full year 2024:
•Revenue expected to be in the range of $3.85 billion to $3.95 billion
•Adjusted EBITDA expected to be in the range of $370 million to $380 million
As of today, PACS's growing portfolio consists of 248 healthcare operations, 30 of which also include senior living operations, across 13 states. PACS owns 87 real estate assets with purchase options on an additional 31 real estate assets, including both wholly owned and owned in a joint venture. The Company's overall strategy continues to include both leasing and acquiring real estate and the Company continues to actively consider opportunities to acquire both performing and underperforming operations in several states.
A discussion of the Company's use of non-GAAP financial measures and reconciliation to the most directly comparable GAAP measure is set forth below. A reconciliation of Adjusted EBITDA guidance to Net Income on a forward-looking basis cannot be provided without unreasonable efforts, as the Company is unable to provide reconciling information with respect to provision for income taxes, interest expense, depreciation and amortization, acquisition related costs, losses incurred from debt restructuring, gains on lease termination, stock-based compensation expenses, losses from equity method investment in joint ventures, and other adjustment items all of which are adjustments to Adjusted EBITDA. Further discussion about the Company's results is contained in its Quarterly Report on Form 10-Q for the period ended June 30, 2024, which is expected to be filed with the SEC today and can be viewed on the Company’s website at https://IR.pacs.com.
Earnings Conference Call Details
A live webcast will be held Monday, August 12 at 5:00 p.m. Eastern time to discuss PACS’s second quarter financial results. To listen to the webcast please visit the Investors Relations section of PACS’s website at https://IR.pacs.com or by dialing 877-407-0621 / +1 215-268-9899. The webcast will be recorded and will be available for replay via the website for 30 days following the call.
About PACS™
PACS Group, Inc. is a holding company investing in post-acute healthcare facilities, professionals, and ancillary services. Founded in 2013, PACS Group is one of the largest post-acute platforms in the United States. Its independent subsidiaries operate over 240 post-acute care facilities across 13 states serving over 22,000 patients daily. References herein to the consolidated “Company,” as well as the use of the terms “we,” “us,” “our,” “its” and similar verbiage, refer to PACS Group, Inc. and its consolidated subsidiaries, taken as a whole. PACS Group, Inc. and its subsidiaries that are not licensed healthcare providers do not provide healthcare services to patients, residents or any other person, and do not direct or control the provision of services provided or the operations of those provider subsidiaries. All healthcare services are provided solely by its applicable subsidiaries that are licensed healthcare providers, under the direction and control of licensed healthcare professionals in accordance with applicable law. More information about PACS is available at https://IR.pacs.com. The information on our website is not part of this press release.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
This press release contains, and other communications of the Company may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “outlook,” “forecast,” “target,” “trend,” “plan,” “goal,” or other words of comparable meaning or future-tense or conditional verbs such as “may,” “will,” “should,” “would,” or “could.”
Statements concerning the Company’s future are forward-looking statements, and are based on management’s current expectations, assumptions and beliefs about the Company’s business, financial performance, operating results, the industry in which we operate and possible future events. These statements include, but are not limited to, statements regarding the Company’s anticipated growth prospects and future operating and financial performance, including guidance. Forward-looking statements convey the Company’s expectations, intentions, or forecasts about future events, circumstances, results, or aspirations. Forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions, which may change over time and many of which are beyond the Company’s control, and that could cause the

Company’s actual results to materially and adversely differ from those expressed in any forward-looking statement, including our dependence on reimbursement from third-party payors and the impact of changes in the acuity mix of patients in our facilities and changes in payor mix and payment methodologies and new cost containment initiatives; failure to be reimbursed for all services for which each facility bills; increased competition for, or shortage of, nurses, nurse assistants or other skilled personnel; state efforts to regulate or deregulate the healthcare services industry or the construction expansion, or acquisition of healthcare facilities; numerous risks related to the expiration of COVID-19 PHE and surrounding wind-down and uncertainty; failure to attract patients and residents to compete effectively with other healthcare providers; risks associated with our review and audit of the care delivery, recordkeeping and billing processes of our operating subsidiaries; risks associated with litigation; our reliance on information technology; our inability to complete future facility or business acquisitions at attractive prices or at all; risks associated with undertaking acquisitions; risks associated with leased real property; our reliance on payments from third-party payors, including Medicare, Medicaid and other governmental healthcare programs and private insurance organizations; reforms to the U.S. healthcare system; various government and third-party payor reviews, auditors and investigations; risks associated with being a “controlled company,” and the other risks described in our Quarterly Report on Form 10-Q for the three months ended June 30, 2024 and other SEC filings.
These documents are available in the Investor Relations section of the Company’s website at www.pacs.com (information on the website is not incorporated by reference into this presentation and should not be considered part of this document).
You should not place undue reliance on forward-looking statements. The information in this press release is provided as of today’s date only, and, except as required by federal securities law, we do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or for any other reason after today.

PACS GROUP, INC. AND SUBSIDIARIES
CONDENSED COMBINED/CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except for share and per share values)
	(unaudited)
	June 30,	December 31,
	2024	2023
ASSETS
Current Assets:
Cash and cash equivalents	$73,374	$73,416
Accounts receivable, net	610,577	547,807
Other receivables	50,396	52,259
Prepaid expenses and other current assets	66,301	48,665
Total Current Assets	800,648	722,147
Property and equipment, net	763,904	577,528
Operating lease right-of-use assets	2,112,914	2,007,812
Insurance subsidiary deposits and investments	35,476	—
Escrow funds	19,531	15,649
Goodwill and other indefinite-lived assets	65,291	65,291
Other assets	98,584	124,312
Total Assets	$3,896,348	$3,512,739

LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$125,746	$140,947
Accrued payroll and benefits	107,077	92,234
Current operating lease liabilities	113,278	109,438
Current maturities of long term debt	15,745	16,822
Current portion of accrued self-insurance liabilities	31,252	27,536
Other accrued expenses	75,003	69,949
Total Current Liabilities	468,101	456,926
Long-term operating lease liabilities	2,068,585	1,961,997
Accrued benefits, less current portion	6,738	6,738
Lines of credit	248,000	520,000
Long-term debt, less current maturities, net of deferred financing fees	227,107	195,708
Accrued self-insurance liabilities, less current portion	172,111	146,167
Other liabilities	127,472	123,477
Total Liabilities	$3,318,114	$3,411,013
Commitments and contingencies
Equity:
Common stock: $0.001 par value; 1,250,000,000 shares authorized, 152,399,733 shares issued and outstanding as of June 30, 2024, and 64,361,693,000 shares authorized, 128,723,386 shares issued and outstanding as of December 31, 2023	152	129
Additional paid-in capital	471,472	—
Retained earnings	100,504	95,997
Total stockholders' equity	572,128	96,126
Non-controlling interest in subsidiary	6,106	5,600
Total Equity	$578,234	$101,726
Total Liabilities and Equity	$3,896,348	$3,512,739

PACS GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED COMBINED/CONSOLIDATED STATEMENTS OF (LOSS) INCOME AND COMPREHENSIVE (LOSS) INCOME
(dollars in thousands, except for share and per share values)
	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue
Patient and resident service revenue	$981,398	$760,424	$1,915,696	$1,468,250
Additional funding	—	—	—	375
Other revenues	448	240	871	481
Total Revenue	$981,846	$760,664	$1,916,567	$1,469,106

Operating Expenses
Cost of services	762,147	590,815	1,498,139	1,129,587
Rent - cost of services	65,833	51,456	129,794	96,560
General and administrative expense	144,380	62,695	191,286	122,137
Depreciation and amortization	8,776	6,159	16,678	11,988
Total Operating Expenses	$981,136	$711,125	$1,835,897	$1,360,272

Operating Income	$710	$49,539	$80,670	$108,834

Other (Expense) Income
Interest expense	(9,187)	(15,306)	(24,578)	(25,942)
Gain on lease termination	—	—	8,046	—
Other income (expense), net	(3,905)	(2,643)	(3,465)	(2,203)
Total Other Expense, net	$(13,092)	$(17,949)	$(19,997)	$(28,145)

(Loss) income before provision for income taxes	(12,382)	31,590	60,673	80,689
Provision for income taxes	1,474	(10,370)	(22,441)	(21,871)

Net (Loss) Income	$(10,908)	$21,220	$38,232	$58,818
Less:
Net income attributable to noncontrolling interest	2	2	4	3
Net (loss) income attributable to PACS Group, Inc.	$(10,910)	$21,218	$38,228	$58,815

Net (loss) income per share attributable to PACS Group, Inc.
Basic	$(0.07)	$0.16	$0.27	$0.46
Diluted	$(0.07)	$0.16	$0.27	$0.46

Weighted-average common shares outstanding
Basic	149,463,655	128,723,386	139,093,520	128,723,386
Diluted	149,463,655	128,723,386	139,684,618	128,723,386

PACS GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED COMBINED/CONSOLIDATED STATEMENTS OF (LOSS) INCOME AND COMPREHENSIVE (LOSS) INCOME (CONTINUED)
(dollars in thousands, except for share and per share values)
	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Other comprehensive loss, net of tax:
Unrealized loss on available-for-sale debt securities, net of tax	$(201)	$—	$—	$—
Total other comprehensive loss	(201)	—	—	—
Comprehensive (loss) income	$(11,109)	$21,220	$38,232	$58,818
Less:
Comprehensive income attributable to noncontrolling interest	2	2	4	3
Comprehensive (loss) income attributable to PACS Group, Inc.	$(11,111)	$21,218	$38,228	$58,815

PACS GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED COMBINED/CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in thousands)

The following table presents selected data from our condensed consolidated statements of cash flows for the periods presented:
	Six Months Ended June 30,
	2024	2023
Net cash provided by/(used in):
Operating activities	$93,600	$58,212
Investing activities	(239,634)	(67,261)
Financing activities	105,184	(8,627)
Net change in cash	(40,850)	(17,676)
Cash, cash equivalents, and restricted cash - beginning of period	118,704	98,206
Cash, cash equivalents, and restricted cash - end of period	$77,854	$80,530

PACS GROUP, INC. AND SUBSIDIARIES
UNAUDITED KEY SKILLED SERVICES METRICS

The following tables present the above key skilled services metrics by category for all facilities, Mature facilities, Ramping facilities and New facilities as of and for the three months ended June 30, 2024 and 2023:

	Three Months Ended June 30,
	2024	2023	Change	% Change

	(dollars in thousands)
Total facility results:
Skilled nursing services revenue	$973,082	$755,994	$217,088	28.7%
Skilled mix by revenue	51.2%	58.0%		(6.8)%
Skilled mix by nursing patient days	29.2%	34.7%		(5.5)%
Occupancy for skilled nursing services:
Available patient days	2,225,208	1,773,346	451,862	25.5%
Actual patient days	2,023,865	1,621,868	401,997	24.8%
Occupancy rate (operational beds)	91.0%	91.5%		(0.5)%
Number of facilities at period end	214	185	29	15.7%
Number of operational beds at period end	24,483	20,536	3,947	19.2%

	Three Months Ended June 30,
	2024	2023	Change	% Change

	(dollars in thousands)
Mature facility(1) results:
Skilled nursing services revenue	$298,199	$272,629	$25,570	9.4%
Skilled mix by revenue	55.2%	60.1%		(4.9)%
Skilled mix by nursing patient days	32.2%	37.0%		(4.8)%
Occupancy for skilled nursing services:
Available patient days	634,361	621,374	12,987	2.1%
Actual patient days	597,657	579,008	18,649	3.2%
Occupancy rate (operational beds)	94.2%	93.2%		1.0%
Number of facilities at period end	65	65	—	—%
Number of operational beds at period end	6,971	6,959	12	0.2%
__________________
(1)Mature facilities represent facilities purchased more than 36 months before the date presented.

	Three Months Ended June 30,
	2024	2023	Change	% Change

	(dollars in thousands)
Ramping facility(1) results:
Skilled nursing services revenue	$413,207	$237,944	$175,263	73.7%
Skilled mix by revenue	56.1%	58.5%		(2.4)%
Skilled mix by nursing patient days	33.0%	35.6%		(2.6)%
Occupancy for skilled nursing services:
Available patient days	853,398	545,557	307,841	56.4%
Actual patient days	805,472	507,200	298,272	58.8%
Occupancy rate (operational beds)	94.4%	93.0%		1.4%
Number of facilities at period end	84	72	12	16.7%
Number of operational beds at period end	9,378	7,882	1,496	19.0%
__________________
(1)Ramping facilities represent facilities purchased within 18-36 months of the date presented.

	Three Months Ended June 30,
	2024	2023	Change	% Change

	(dollars in thousands)
New facility(1) results:
Skilled nursing services revenue	$261,676	$245,421	$16,255	6.6%
Skilled mix by revenue	39.0%	55.2%		(16.2)%
Skilled mix by nursing patient days	21.3%	31.5%		(10.2)%
Occupancy for skilled nursing services:
Available patient days	737,449	606,415	131,034	21.6%
Actual patient days	620,736	535,660	85,076	15.9%
Occupancy rate (operational beds)	84.2%	88.3%		(4.1)%
Number of facilities at period end	65	48	17	35.4%
Number of operational beds at period end	8,134	5,695	2,439	42.8%
__________________
(1)New facilities represent facilities purchased less than 18 months from the date presented.

The following tables present the above key skilled services metrics by category for all facilities, Mature facilities, Ramping facilities and New facilities as of and for the six months ended June 30, 2024 and 2023:

	Six Months Ended June 30,
	2024	2023	Change	% Change

	(dollars in thousands)
Total facility results:
Skilled nursing services revenue	$1,900,538	$1,461,568	$438,970	30.0%
Skilled mix by revenue	51.6%	60.8%		(9.2)%
Skilled mix by nursing patient days	29.5%	37.3%		(7.8)%
Occupancy for skilled nursing services:
Available patient days	4,389,269	3,359,730	1,029,539	30.6%
Actual patient days	3,994,467	3,078,280	916,187	29.8%
Occupancy rate (operational beds)	91.0%	91.6%		(0.6)%
Number of facilities at period end	214	185	29	15.7%
Number of operational beds at period end	24,483	20,536	3,947	19.2%

	Six Months Ended June 30,
	2024	2023	Change	% Change

	(dollars in thousands)
Mature facility(1) results:
Skilled nursing services revenue	$584,618	$544,170	$40,448	7.4%
Skilled mix by revenue	55.4%	63.0%		(7.6)%
Skilled mix by nursing patient days	32.3%	39.4%		(7.1)%
Occupancy for skilled nursing services:
Available patient days	1,268,904	1,217,416	51,488	4.2%
Actual patient days	1,197,660	1,134,502	63,158	5.6%
Occupancy rate (operational beds)	94.4%	93.2%		1.2%
Number of facilities at period end	65	65	—	—%
Number of operational beds at period end	6,971	6,959	12	0.2%
__________________
(1)Mature facilities represent facilities purchased more than 36 months before the date presented.

	Six Months Ended June 30,
	2024	2023	Change	% Change

	(dollars in thousands)
Ramping facility(1) results:
Skilled nursing services revenue	$817,146	$271,152	$545,994	201.4%
Skilled mix by revenue	56.8%	59.1%		(2.3)%
Skilled mix by nursing patient days	33.6%	35.9%		(2.3)%
Occupancy for skilled nursing services:
Available patient days	1,679,388	627,582	1,051,806	167.6%
Actual patient days	1,590,306	583,678	1,006,628	172.5%
Occupancy rate (operational beds)	94.7%	93.0%		1.7%
Number of facilities at period end	84	72	12	16.7%
Number of operational beds at period end	9,378	7,882	1,496	19.0%
__________________
(1)Ramping facilities represent facilities purchased within 18-36 months of the date presented.

	Six Months Ended June 30,
	2024	2023	Change	% Change

	(dollars in thousands)
New facility(1) results:
Skilled nursing services revenue	$498,774	$646,246	$(147,472)	(22.8)%
Skilled mix by revenue	38.7%	59.7%		(21.0)%
Skilled mix by nursing patient days	21.3%	36.2%		(14.9)%
Occupancy for skilled nursing services:
Available patient days	1,440,977	1,514,732	(73,755)	(4.9)%
Actual patient days	1,206,501	1,360,100	(153,599)	(11.3)%
Occupancy rate (operational beds)	83.7%	89.8%		(6.1)%
Number of facilities at period end	65	48	17	35.4%
Number of operational beds at period end	8,134	5,695	2,439	42.8%
__________________
(1)New facilities represent facilities purchased less than 18 months from the date presented.

The following tables present additional detail regarding our skilled mix, including our percentage of nursing patient days and revenue by payor source for all facilities, Mature facilities, Ramping facilities and New facilities for the three months ended June 30, 2024 and 2023:

	Three Months Ended March 31,
Skilled mix by revenue	Mature		Ramping		New		Total
	2024	2023	2024	2023	2024	2023	2024	2023
Medicare	37.3%	43.0%	37.3%	39.6%	22.7%	40.7%	33.3%	41.2%
Managed care	17.9	17.1	18.8	18.9	16.3	14.5	17.9	16.8
Skilled mix	55.2	60.1	56.1	58.5	39.0	55.2	51.2	58.0
Medicaid	38.0	34.2	36.1	34.7	51.5	39.3	40.9	36.0
Private and other	6.8	5.7	7.8	6.8	9.5	5.5	7.9	6.0
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Three Months Ended June 30,
Skilled mix by nursing patient days	Mature		Ramping		New		Total
	2024	2023	2024	2023	2024	2023	2024	2023
Medicare	18.5%	23.3%	19.1%	21.3%	9.8%	21.4%	16.1%	22.0%
Managed care	13.7	13.7	13.9	14.3	11.5	10.1	13.1	12.7
Skilled mix	32.2	37.0	33.0	35.6	21.3	31.5	29.2	34.7
Medicaid	59.8	54.8	58.0	54.8	67.7	61.1	61.5	56.9
Private and other	8.0	8.2	9.0	9.6	11.0	7.4	9.3	8.4
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

The following tables present additional detail regarding our skilled mix, including our percentage of nursing patient days and revenue by payor source for all facilities, Mature facilities, Ramping facilities and New facilities for the six months ended June 30, 2024 and 2023:

	Six Months Ended June 30,
Skilled mix by revenue	Mature		Ramping		New		Total
	2024	2023	2024	2023	2024	2023	2024	2023
Medicare	37.5%	46.7%	38.2%	39.9%	22.4%	44.2%	33.8%	44.3%
Managed care	17.9	16.3	18.6	19.2	16.3	15.5	17.8	16.5
Skilled mix	55.4	63.0	56.8	59.1	38.7	59.7	51.6	60.8
Medicaid	37.9	31.8	35.6	34.1	52.1	34.6	40.7	33.5
Private and other	6.7	5.2	7.6	6.8	9.2	5.7	7.7	5.7
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Six Months Ended June 30,
Skilled mix by nursing patient days	Mature		Ramping		New		Total
	2024	2023	2024	2023	2024	2023	2024	2023
Medicare	18.5%	25.9%	19.7%	21.4%	9.7%	24.3%	16.3%	24.3%
Managed care	13.8	13.5	13.9	14.5	11.6	11.9	13.2	13.0
Skilled mix	32.3	39.4	33.6	35.9	21.3	36.2	29.5	37.3
Medicaid	59.6	52.6	57.5	54.3	68.1	55.9	61.3	54.4
Private and other	8.1	8.0	8.9	9.8	10.6	7.9	9.2	8.3
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

The following table presents average daily rates by payor source, excluding services that are not covered by the daily rate, for the three months ended June 30, 2024 and 2023:

	Three Months Ended June 30,
Average daily rate	Mature		Ramping		New		Total
	2024	2023	2024	2023	2024	2023	2024	2023
Medicare	$942.19	$860.20	$964.00	$874.26	$941.43	$877.56	$952.39	$870.03
Managed care	607.42	578.47	669.00	622.60	576.64	660.87	625.09	615.61
Total for skilled patient payors (1)	799.34	755.50	840.05	773.19	744.55	808.09	805.42	776.92
Medicaid	295.91	289.89	307.71	297.55	308.84	296.27	304.70	294.46
Private and other	391.41	320.93	426.07	336.44	346.27	341.17	388.39	332.40
Total (2)	$465.52	$464.61	$494.08	$470.60	$405.66	$460.82	$458.53	$465.23
__________________
(1)Represents weighted average of revenue generated by Medicare and managed care payor sources.
(2)Represents weighted average.

The following table presents average daily rates by payor source, excluding services that are not covered by the daily rate, for the six months ended June 30, 2024 and 2023:

	Six Months Ended June 30,
Average daily rate	Mature		Ramping		New		Total
	2024	2023	2024	2023	2024	2023	2024	2023
Medicare	$939.91	$852.46	$966.33	$869.07	$930.02	$868.65	$950.80	$862.37
Managed care	604.43	573.93	664.97	617.61	567.60	623.11	620.08	603.11
Total for skilled patient payors (1)	796.73	757.22	841.57	767.70	733.14	787.99	803.17	772.32
Medicaid	295.48	286.70	308.29	292.51	308.72	296.20	304.70	292.11
Private and other	385.84	310.77	417.29	328.06	349.97	346.82	385.59	329.83
Total (2)	$464.80	$474.14	$497.10	$466.65	$403.58	$478.36	$459.17	$474.58
__________________
(1)Represents weighted average of revenue generated by Medicare and managed care payor sources.
(2)Represents weighted average.

Key Skilled Services Metrics
We monitor the below key skilled services metrics across all of our facilities and by Mature facilities, Ramping facilities, and New facilities. Mature facilities are defined as facilities purchased more than 36 months prior to a respective measurement date. Ramping facilities are defined as facilities purchased within 18 to 36 months prior to a respective measurement date. New facilities are defined as facilities purchased less than 18 months prior to a respective measurement date.
•Skilled nursing services revenue — Skilled nursing services revenue reflects the portion of patient and resident service revenue generated from all patients in skilled nursing facilities, excluding revenue generated from our assisted and independent living services.
•Skilled mix — We measure both revenue and nursing patient days by payor. Medicare and managed care patients, whom we refer to as high acuity patients, typically require a higher level of skilled nursing care. As a result, Medicare and managed care reimbursement rates are typically higher than those from other payors. In most states, Medicaid reimbursement rates are generally the lowest of all payor types. Changes in the payor mix can significantly affect our revenue and profitability. To monitor this performance, we evaluate two different measures of skilled mix:
•Skilled mix by revenue — Skilled mix by revenue represents the portion of routine revenue generated from treating high acuity Medicare and managed care patients. Routine revenue refers to skilled nursing services revenue generated by contracted daily rates charged for skilled nursing services. Services provided outside of routine contractual agreements are recorded separately as ancillary revenue, including Medicare Part B therapy services, and are not routine revenue. The inclusion of therapy and other ancillary treatments in the contracted daily rate varies by payor source and by contract. Revenue associated with calculating skilled mix is based on contractually agreed-upon amounts or rates, excluding the estimates of variable consideration under the revenue recognition standard, Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 606.
•Skilled mix by nursing patient days — Skilled mix by nursing patient days represents the number of days our high acuity Medicare and managed care patients receive skilled nursing services at skilled nursing facilities as a percentage of the total number of days that patients from all payor sources receive skilled nursing services at skilled nursing facilities for any given period.
•Occupancy — The total number of patients occupying a bed in a skilled nursing facility as a percentage of the beds in such facility that are available for occupancy during the period.
•Number of facilities — The total number of skilled nursing facilities that we operate.
•Number of operational beds — The total number of operational beds associated with the skilled nursing facilities that we own.

PACS GROUP, INC. AND SUBSIDIARIES
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net (loss) income	$(10,908)	$21,220	$38,232	$58,818
Less: Net income attributable to noncontrolling interest	2	2	4	3
Add: Interest expense	9,187	15,306	24,578	25,942
(Benefit) provision for income taxes	(1,474)	10,370	22,441	21,871
Depreciation and amortization	8,776	6,159	16,678	11,988
EBITDA	$5,579	$53,053	$101,925	$118,616
Adjustments to EBITDA:
Acquisition related costs	486	205	692	708
Loss resulting from debt restructuring	—	3,109	—	3,109
Gain on lease termination	—	—	(8,046)	—
Stock-based compensation expense	90,936	—	90,936	—
Loss from equity method investment in joint venture	2,736	—	2,736	—
Adjusted EBITDA	$99,737	$56,367	$188,243	$122,433
Rent - cost of services	65,833	51,456	129,794	96,560
Adjusted EBITDAR	$165,570		$318,037

Non-GAAP Financial Measures
In addition to our results provided throughout that are determined in accordance with GAAP, we also present the following non-GAAP financial measures: EBITDA, Adjusted EBITDA and Adjusted EBITDAR (collectively, Non-GAAP Financial Measures). EBITDA and Adjusted EBITDA are performance measures. Adjusted EBITDAR is a valuation measure. These Non-GAAP Financial Measures have no standardized meaning defined by GAAP, and therefore have limitations as analytical tools, and they should not be considered in isolation, or as a substitute for analysis of our results as reported in accordance with GAAP. You should review the reconciliation of net income to the Non-GAAP Financial Measures in the table above, together with our audited combined/consolidated financial statements and the related notes in their entirety, and should not rely on any single financial measure. Additionally, other companies may define these or similar Non-GAAP Financial Measures with the same or similar names differently, and because these Non-GAAP Financial Measures are not standardized, it may not be possible to compare these financial measures to those of other companies.
Performance Measures
We use EBITDA and Adjusted EBITDA to facilitate internal comparisons of our historical operating performance on a more consistent basis, as well as for business planning and forecasting purposes. In addition, we believe the presentation of EBITDA and Adjusted EBITDA is useful to investors, analysts and other interested parties in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our ongoing operating performance.
EBITDA – We calculate EBITDA as net income, adjusted for net losses attributable to noncontrolling interest, before: other expense, net; provision for income taxes; and depreciation and amortization.
Adjusted EBITDA – We calculate Adjusted EBITDA as EBITDA further adjusted for non-core business items, which for the reported periods includes, to the extent applicable, costs incurred to acquire operations that are not capitalizable, losses incurred from debt restructuring, gains on lease termination, stock-based compensation expense, loss from equity method investment in joint venture and certain one-time expenses that are not representative of our underlying operating performance. Costs related to acquisitions include costs related to our acquisition of SNF facilities and providers, including related costs such as legal fees, financial and tax due diligence, consulting and escrow fees. The loss related to our equity method investment in joint venture is a loss allocated to us from a discrete disposal recognized by one of our joint ventures.
Valuation Measure
We use Adjusted EBITDAR as a measure to determine the value of prospective acquisitions and to assess the enterprise value of our business without regard to differences in capital structures and leasing arrangements. In addition, we believe that Adjusted EBITDAR is also a commonly used measure by investors, analysts and other interested parties to compare the enterprise value of different companies in the healthcare industry without regard to differences in capital structures and leasing arrangements, particularly for companies with operating and finance leases. For example, finance lease expenditures are recorded in depreciation and interest and are therefore removed from Adjusted EBITDA, whereas operating lease expenditures are recorded in rent expense and are therefore retained in Adjusted EBITDA. Adjusted EBITDAR is a financial valuation measure that is not specified in GAAP, and is not displayed as a performance measure as it excludes rent expense, which is a normal and recurring cash operating expense, and is therefore presented only for the current period. While we believe that Adjusted EBITDAR provides useful insight regarding our underlying operations, excluding the impact of our operating leases, we must still incur cash operating expenses related to our operating leases and rent and such expenses are necessary to operate our leased operations. As a result, Adjusted EBITDAR may understate the extent of our cash operating expenses for the respective period relative to our actual cash needs to operate our leased operations and business.
Adjusted EBITDAR – We calculate Adjusted EBITDAR as Adjusted EBITDA less rent-cost of services.

Contact Information:
Investor/Media Relations, PACS Group, Inc., 385-988-3596, IR@pacs.com
SOURCE: PACS Group, Inc.